Exhibit 99.1

Armata Pharmaceuticals Announces Closing of First Tranche of Recently Executed $25 Million Securities Purchase Agreement with Innoviva, Inc.

- Armata withdraws its previously filed registration statement on Form S-1

MARINA DEL REY, Calif., Feb. 13, 2020 /PRNewswire/ -- Armata Pharmaceuticals, Inc. (NYSE American: ARMP) ("Armata" or the "Company"), a biotechnology company focused on precisely targeted bacteriophage therapeutics for antibiotic-resistant infections, today announced that it has completed the first closing under a recently executed Securities Purchase Agreement with Innoviva, Inc. (NASDAQ: INVA) ("Innoviva"), a company with a portfolio of royalties that include respiratory assets partnered with Glaxo Group Limited.  In connection with the closing, Armata issued 993,139 common shares and warrants to purchase 993,139 common shares in exchange for net proceeds of approximately $2.8 million. The first closing occurred following the satisfaction of certain closing conditions, including the execution of voting agreements by greater than 50.1% of the existing common stockholders of Armata in support of the $25 million private placement financing transaction. In connection with the closing, Richard Bear and Michael S. Perry, D.V.M., Ph.D., resigned from Armata's Board of Directors and two individuals designated by Innoviva, Sarah Schlesinger, M.D. and Odysseas Kostas, M.D., were appointed to fill the newly created vacancies. Armata also announced that it has withdrawn its registration statement on Form S-1 that was previously filed with the SEC.

"We are very pleased to close the first tranche of this Securities Purchase Agreement with Innoviva, and, together with my fellow Directors, we welcome Drs. Kostas and Schlesinger to our Board," stated Todd R. Patrick, Chief Executive Officer of Armata. "These additional funds significantly strengthen our financial position and provide ample cash runway to pursue meaningful clinical and corporate milestones in 2020 and 2021. We are very fortunate to partner with Innoviva and we look forward to mutual success as we advance our emerging bacteriophage platform to treat the growing global health challenge of multi-drug resistant infections."

Pursuant to and subject to the terms and conditions of the Securities Purchase Agreement and related agreements, Innoviva will purchase a total of approximately 8.7 million newly issued shares of Armata's common stock, at a price of $2.87 per share, and warrants to purchase up to approximately 8.7 million additional shares of Armata's common stock, at an exercise price of $2.87 per share.  The stock purchases will occur in two tranches, the first of which has now been completed. Upon the closing of the second tranche, which is expected to occur during the first quarter of 2020, subject to the satisfaction or waiver of certain closing conditions, including approval by Armata shareholders, Innoviva will purchase approximately 7.7 million additional shares of common stock and warrants to purchase approximately 7.7 million additional shares of common stock for an aggregate purchase price of $22.2 million.

Immediately following the closing of the second tranche, expected in the first quarter of 2020, Armata will have approximately 18.6 million shares of common stock and warrants exercisable for approximately 10.6 million shares of common stock outstanding.  The Company expects the proceeds from the offering to provide sufficient cash resources to achieve meaningful clinical milestones in 2020 and 2021.

This release does not constitute an offer to sell or the solicitation of an offer to buy any security.  The shares offered have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the securities act and applicable state securities laws or an applicable exemption from registration requirements.

About Armata Pharmaceuticals, Inc.

Armata is a clinical-stage biotechnology company focused on the development of precisely targeted bacteriophage therapeutics for the treatment of antibiotic-resistant infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other pathogens. In addition, in collaboration with Merck, known as MSD outside of the United States and Canada, Armata is developing proprietary synthetic phage candidates to target an undisclosed infectious disease agent. Armata is committed to advancing phage with drug development expertise that spans bench to clinic including in-house phage specific GMP manufacturing.

Forward Looking Statements

This communication contains "forward-looking" statements, including, without limitation, statements related to the anticipated benefits of the offering and related transactions, Armata's ability to meet expected milestones, expand its pipeline, pursue additional potential partnerships, statements related to clinical trials, including the anticipated initiation of a clinical trial of AP-PA02, and future milestones, including obtain topline data from the clinical trial of AP-PA02, obtain third party, non-dilutive funding to advance the Company's Staphylococcus aureus phage candidate, AP-SA02, into clinical trials, and file an IND to initiate clinical studies of AP-SA02. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Armata's current expectations. Forward-looking statements involve risks and uncertainties. Armata's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Armata's ability to advance its preclinical and clinical programs and the uncertain and time-consuming regulatory approval process; Armata's ability to develop products based on bacteriophages and synthetic phages to kill bacterial pathogens; Armata's expected market opportunity for its products; and Armata's ability to obtain stockholder approval of the offering transaction described herein; Armata's ability to complete the offering described herein and ability to sufficiently fund its future operations as expected. Additional risks and uncertainties relating to Armata and its business can be found under the caption "Risk Factors" and elsewhere in Armata's filings and reports with the SEC, including in Armata's Annual Report on Form 10-K, filed with the SEC on March 25, 2019, Armata's Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2019, as amended, and Armata's subsequent filings with the SEC. Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:
Steve Martin
Armata Pharmaceuticals, Inc.
ir@armatapharma.com
858-800-2492

Armata Investor Relations:
Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com
212-915-2569

At Innoviva:
Dan Zacchei / Alex Kovtun
Sloane & Company
212-446-9500
dzacchei@sloanepr.com / akovtun@sloanepr.com